UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 15, 2006
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets.
On February 15, 2007, the Company, through its wholly-owned subsidiary Cash America Net Holdings, LLC, made the first supplemental payment of approximately $33.8 million in cash in connection with its purchase of substantially all of the assets of The Check Giant, LLC (“TCG”) pursuant to the terms of the asset purchase agreement dated July 9, 2006, as amended on September 15, 2006. At the time of the acquisition, TCG offered short-term cash advances over the internet under the name “CashNetUSA”. This supplemental payment was the first of up to five supplemental earn-out payments that the Company agreed to pay during the two year period after the closing of the purchase, which occurred September 15, 2006. This supplemental payment was based on a multiple of consolidated earnings, as described more fully in the asset purchase agreement, attributable to CashNetUSA’s business for the twelve months ended December 31, 2006, the date for determining the first supplemental payment and was adjusted for amounts previously paid.
Statement Regarding Forward Looking Information
     This report contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules. The Company intends that all forward-looking statements be subject to the safe harbors created by these laws and rules. When used in this current report, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The statements in this report that are not historical facts, including, but not limited to, statements related to the completion of the transactions described in this report, are based on current expectations. Actual results may differ materially from those expressed in the forward-looking statements, and such statements should not be regarded as a representation by the Company or any other person that the results expressed in the statements will be achieved. Among the factors that could cause the results to differ include, without limitation, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, the effect of such changes on the Company’s business or the markets in which it operates, the ability to successfully integrate newly acquired businesses into the Company’s existing operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the Company’s control, and the Company cannot predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: February 22, 2007	By:	/s/ J. Curtis Linscott
J. Curtis Linscott, Executive Vice President General
Counsel and Secretary